Exhibit 5
                               Opinion of Counsel

August 23, 2000

Board of Directors
Ives Health Company, Inc.
817 North JM Davis Boulevard
Claremore, OK 74017

Gentlemen:

     This Opinion is rendered in connection with the filing by Ives Health Company, Inc. ("Company") of its Registration Statement on Form S-8 ("Registration Statement"). We have acted as special counsel for the Company in connection with the preparation and filing of the Registration Statement.

     We have examined Certificate of Incorporation, the Bylaws and various related actions of the Board of Directors of the Company or copies certified or otherwise identified to my satisfaction of such documents and records of the Company and of such statutes, court decisions, proceedings and other documents as we have considered necessary or appropriate in the circumstances to render the following opinions. We have relied upon the accuracy of factual information provided to us by the Company and upon the accuracy of the representations and undertakings set forth in the Registration Statement. Specifically, among other facts certified to us, we have relied upon the facts certified in the Officer's Certificate which is attached hereto as Exhibit A and is incorporated herein by reference for all purposes.

     In rendering the opinions, we have assumed that:

     (i) Each person signing any document reviewed by us had the legal capacity to do so, and each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity; and

     (ii) The signatures appearing on all documents reviewed by us are genuine; and

     (iii)All documents submitted to us as originals are authentic, correct and complete; and

     (iv) All copies of documents reviewed by us conform to the original; and

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     (v)  All facts set forth in all  certificates  attached to this Opinion are true, correct and complete.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

     1. The Company has duly authorized the taking of all actions necessary to issue the Shares covered by the Registration Statement.

     2. The Shares covered by the Registration Statement have been duly authorized, are validly issued and are fully paid and non-assessable shares.

     3.   The  Company  has  duly  authorized  the  filing  of the  Registration
          Statement.

     4. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, and the Company has filed all reports required to be filed by the Company by that Act during the preceding 12 months.

     5. The Shares covered by the Registration Statement were issued for bona fide services rendered in lieu of cash compensation.

     6. The persons who are listed as selling shareholders and whose Shares are covered by the Registration Statement are permitted to use Form S-8.

     We express no opinion with respect to (i) the enforceability of the indemnification provisions set forth in the Company charter, bylaws and individual agreements to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; (ii) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court; (iii) the validity of the exercise of discretion contrary to applicable laws, rules and regulations; or (iv) any other matter not expressly set forth herein. We are members in good standing of the Bar of the State of Oklahoma. The opinions above are limited to the laws of the United States of America and the laws of the State of Oklahoma.

     This Opinion is governed by, and shall be interpreted in accordance with the Legal Opinion Accord ("Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith. We express no opinion as to any matter other than as expressly set forth above, and no opinion not expressly and specifically expressed on any matter may be inferred from this opinion. This Opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation

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to advise you of any change  thereafter  set forth  herein.  This Opinion is for your sole use and benefit, and no other person may be furnished a copy of this Opinion or may relay on this Opinion without our prior written consent. We consent to the filing of this Opinion as an exhibit to the Registration Statement and to reference to our firm as experts in the Registration Statement.

                                            Very truly yours,

                                            /s/ Slicker & Alberty, P.C.

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                            IVES HEALTH COMPANY, INC.
                              OFFICER'S CERTIFICATE

     Reference is made to that certain SEC Form S-8 Registration Statement dated August 23, 2000 of Ives Health Company, Inc. ("Company"). The undersigned is an officer of the Company and certifies that the following facts are true and correct in all material respects, that Slicker & Alberty, PC may rely on the truth and accuracy of this Certificate in rendering an opinion required by SEC Form S-8, that the officer has reviewed that opinion and that the facts are true and correct in all respects and that the opinions expressed therein are correct.

     (1) The Company has duly authorized the taking of all actions necessary to issue the Shares covered by the Registration Statement.

     (2) The Shares covered by the Registration Statement have been duly authorized, are validly issued and are fully paid and non-assessable shares.

     (3)  The  Company  has  duly  authorized  the  filing  of the  Registration
          Statement.

     (4) The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, and the Company has filed all reports required to be filed by the Company by that Act during the preceding 12 months.

     (5) The Shares covered by the Registration Statement were issued for bona fide services rendered in lieu of cash compensation.

     (6) The persons who are listed as selling shareholders and whose Shares are covered by the Registration Statement are permitted to use Form S-8.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 23day of August 23, 2000.

                                            /s/ Michael Harrison
                                            ----------------------
                                            Name: Michael Harrison
                                            Officer:  CEO